Exhibit 10.2
LICENSE AGREEMENT
BETWEEN
GOLDMAN SACHS & CO. LLC
AND
GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

LICENSE AGREEMENT RELATING TO USE OF NAME
This license agreement, dated as of the 10th day of June, 2024 (this “Agreement”), is between Goldman Sachs & Co. LLC, a limited liability company organized under the laws of the State of New York (“Goldman Sachs”), and Goldman Sachs Real Estate Finance Trust Inc, a corporation organized under the laws of the State of Maryland (the “Licensed Party”).
RECITALS:
The Licensed Party is an externally managed corporation that has elected to be treated as a real estate investment trust;
The Licensed Party is entering into an investment advisory and management agreement with Goldman Sachs; and
The Licensed Party has requested that Goldman Sachs give its consent to the use of the mark “Goldman Sachs” (the “Licensed Mark”) in the Licensed Party’s company name and in connection with the operation of its business, and Goldman Sachs is willing to grant the Licensed Party a license to use the Licensed Mark, subject to the terms and conditions of this Agreement.
In consideration of the premises and of the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Grant of Licenses in Names. Goldman Sachs hereby grants to the Licensed Party, from the date of the Licensed Party’s establishment until such time as Goldman Sachs or any affiliate of Goldman Sachs is not the investment adviser of the Licensed Party or if the Licensed Party’s continued use of such license shall result in a violation of applicable law, result in a regulatory burden or shall have adverse regulatory consequences, a personal, non-exclusive, worldwide, royalty-free right and license solely to use the Licensed Mark in its name and in connection with marketing the investment management, investment consultation and investment advisory services that Goldman Sachs may provide to the Licensed Party and for no other purpose unless the Licensed Party obtains the prior written consent of Goldman Sachs.
2. Right to Withdraw License. The non-exclusive license to the Licensed Mark referred to hereinabove shall expire if at any time Goldman Sachs or any affiliate of Goldman Sachs is not the investment adviser to the Licensed Party or if the Licensed Party’s continued use of such license shall result in a violation of applicable law, result in a regulatory burden or shall have adverse regulatory consequences. This Agreement shall be terminable by Goldman Sachs at any time and in its sole discretion in the event that Goldman Sachs or the Licensed Party receives notice of any claim that the Licensed Party’s use of the Licensed Mark infringes the intellectual property rights of any third party in the United States (“Third Party Claim”) arising out of the Licensed Party’s use of the Licensed Mark; by Goldman Sachs or the Licensed Party upon sixty (60) days’ written notice to the other party; or by Goldman Sachs at any time in the event the Licensed Party assigns or attempts to assign or sublicense this Agreement or any of the Licensed Party’s rights or duties hereunder without the prior written consent of Goldman

Sachs. Upon expiration or termination of this Agreement, all rights granted to the Licensed Party under this Agreement with respect to the Licensed Party shall cease and the Licensed Party shall immediately (a) change its name so that such name will not thereafter include the words “Goldman Sachs,” “GS” or any derivative thereof, (b) cease using, including in connection with marketing and offering materials, the Licensed Mark or any derivative thereof and also where practicable use its reasonable best efforts to ensure any other third parties cease using the Licensed Mark in connection with the Licensed Party, and (c) subject to regulatory requirements, return or destroy all documents and other materials then in its possession containing said words or variations thereof.
3. Non-Exclusivity. Goldman Sachs shall have, and hereby reserves, the right to grant to any other entity, including without limitation, any other undertaking for collective investment, investment partnership or unit trust, the right to use the Licensed Mark or any derivative thereof in its name and no consent or permission of the Licensed Party shall be necessary; but, if required by an applicable law of any country or political subdivision thereof, the Licensed Party will forthwith grant all requisite consents.
4. Limit of License. The Licensed Party agrees that it will not grant, sell, assign, market, sublicense, or otherwise transfer, to any other person, firm or corporation the right to use a name similar to that of Goldman Sachs or GS or containing the words “Goldman Sachs” or “GS” without the prior written consent of Goldman Sachs.
5. Further Use of Name. Regardless of whether the name of the Licensed Party should hereafter be changed to eliminate the words “Goldman Sachs,” “GS” or any derivative thereof from such name, the Licensed Party hereby grants to Goldman Sachs the right (a) to cause the organization of other voluntary associations or the incorporation of corporations which have names similar to that of the Licensed Party or to that to which the name of the Licensed Party may be changed, (b) to own all or any portion of the shares or other interests of such other corporations or associations and (c) to enter into contractual relationships with such other corporations or associations. The Licensed Party agrees to give and execute any such formal consents or agreements as may be necessary or requested by Goldman Sachs in connection therewith.
6. Mutual Representations. Each party hereby represents and warrants to the other party as follows:
A. Due Authorization. Such party is duly organized and in good standing in its jurisdiction of organization as of the date of this Agreement, and the execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.
B. Due Execution. This Agreement has been duly executed and delivered by such party and, upon due authorization, execution and delivery of this Agreement by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
C. No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the organizational documents of such party; (ii) conflict with or violate any governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.
7. Confidentiality. The Licensed Party acknowledges that its employees, agents and representatives may be exposed to or acquire information which is proprietary or confidential to Goldman Sachs, its affiliated companies or third parties to whom Goldman Sachs has a duty of confidentiality. All such proprietary or confidential client information of Goldman Sachs shall be treated as confidential, shall not be disclosed to the public and shall not be used for any purpose whatsoever other than as contemplated by this Agreement except (a) if such information is already in, or comes into, such person’s possession as a result of activities unrelated to, or from sources other than, Goldman Sachs, (b) if such information is or becomes available to the public or industry sources other than as a result of disclosure by the Licensed Party, (c) if such disclosure is requested by or through a judicial, administrative, governmental or self-regulatory organization process, investigation, inquiry or proceeding, or otherwise required by applicable law, or (d) in order for the Licensed Party to carry out its responsibilities hereunder. This provision shall survive the termination of this Agreement and the license granted herein.
8. Publicity. The Licensed Party agrees that its employees, if any, officers, directors, agents and representatives will not, without the prior written consent of Goldman Sachs in each instance, (a) otherwise than as set forth herein or in order to comply with its obligations under applicable law, use in advertising, publicity, or otherwise, the words “Goldman Sachs,” “GS”, the name of Goldman Sachs, or of any affiliate of Goldman Sachs or GS, or of any officer or employee of Goldman Sachs, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs or its affiliates or (b) represent, directly or indirectly, that any product or any service has been approved or endorsed by Goldman Sachs. This provision shall survive the termination of this Agreement and the license granted herein.
9. Independent Contractor. Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.
10. Notices. Except as otherwise provided herein, all notices and other communications as required or permitted hereunder shall be in writing and deemed to have been given when delivered in person or by electronic mail, by overnight delivery through a commercial courier service, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):
If to Goldman Sachs
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Dylan Sherwood, David Plutzer and Mallika Sinha
Email: dylan.sherwood@gs.com, david.plutzer@gs.com and mallika.sinha@gs.com
If to the Licensed Party
Goldman Sachs Real Estate Finance Trust Inc
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Chief Financial Officer
Email: mallika.sinha@gs.com
or to such other address as to which the party receiving the notice shall have notified the other party in writing.
11. Amendments. This Agreement, which is the entire agreement of the parties with respect to the subject matter hereof, may be amended at any time only by a writing signed by the parties hereto.
12. General. This Agreement and the performance hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without reference to choice of law principles. The Licensed Party consents to exclusive jurisdiction and venue for any litigation arising out of this Agreement to the United States District Court for the Southern District of New York, unless no federal jurisdiction exists, in which case the Licensed Party consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County. Nothing herein shall constitute a waiver or limitation of any rights which the Licensed Party may have, if any, under any applicable law.
13. No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
15. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, .pdf transmission or other electronic means shall constitute effective execution and delivery of this Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.
[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, each party has caused their duly authorized representatives to execute this Agreement as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Managing Director

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer and Treasurer
[signature page to Trademark License Agreement]